Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 20, 2014, relating to the financial statements of Peninsula Financial Corporation for the fiscal year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Makela, Toutant, Hill & Nardi, P.C.
Marquette, Michigan
September 3, 2014